EIGHTH AMENDMENT AND AGREEMENT
     EIGHTH  AMENDMENT AND AGREEMENT, dated as of December 8, 1998 (this "Eighth
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Amendment"),  to  the Existing Credit Agreement (as hereinafter defined), by and
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among  INTERNATIONAL  AIRLINE  SUPPORT  GROUP, INC., a Delaware corporation (the
"Borrower"),  and  BNY  FINANCIAL  CORPORATION,  a  New  York  corporation  (the
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"Lender").
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                                    RECITALS
     The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility, (ii) a $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility (vi) a $1,000,000.00 revolving credit facility and (vi) a $2,000,000 letter of credit facility which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower and the Lender desire to amend the Existing Credit Agreement to make certain changes in the method of calculating of the Revolver Borrowing Base (as defined in the Existing Credit Agreement.
     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.
                                    ARTICLE I
                                   Definitions
     1.     Definitions.  (a)  In  addition  to the definitions set forth in the
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heading  and  the  recitals  to this Eighth Amendment, the following definitions shall  apply  to  this  Eighth  Amendment:
"Agreement":  means  the  Existing  Credit  Agreement  as amended by this Eighth
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Amendment.
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"Existing  Credit  Agreement": means the Credit Agreement, dated as of September
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30,  1996,  between  the  Borrower  and  the  Lender,  as  amended  by the First
Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and the Lender, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and the Lender, the Fourth Amendment and Agreement, dated as of February 4, 1998 between the Borrower and the Lender, the Fifth Amendment, dated as of July 16, 1998, between the Borrower and the Lender, the Sixth Amendment, dated as of May 30, 1998, between the Borrower and the Lender, and the Seventh Amendment dated as of
October 28, 1998 as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Eighth Amendment.
"Eighth  Amendment  Documents":  this Eighth Amendment and any other agreements,
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instruments  and  documents  executed  or delivered pursuant to or in connection
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with  this  Eighth  Amendment  and  the  transactions  contemplated  thereby.
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(b)  Unless otherwise indicated, capitalized terms that are used but not defined herein  shall  have  the  meanings  ascribed  to  them  in  the  Existing Credit
Agreement.
                                   ARTICLE II
                                 Representations
     1.     Representations.  The  Borrower  hereby  represents  and warrants as
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follows:
     (a) It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.
(b) It has the power and authority, and the legal right, to make, deliver and perform this Eighth Amendment and the other Eighth Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Eighth Amendment and to authorize the execution, delivery and performance of the Eighth Amendment Documents to which it is a party. No consent  or  authorization  of,  filing  with,  notice  to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Eighth Amendment Documents to which it is a party. Each Eighth Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Eighth Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (c)     The  conditions contained in Article IV hereof have been satisfied.
(d)     Each  of  the  Credit  Documents is on the date hereof in full force and effect.
(e)     The  Secured  Loan  Agreement  is  on  the date hereof in full force and effect and no Default (as defined therein) or Event of Default (as defined therein) has occurred and is continuing on the date hereof.
                                   ARTICLE III
            Amendments to Section 1 of the Existing Credit Agreement
     1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:
     "Eighth  Amendment":  that certain Eighth Amendment and Agreement, dated as
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of  December  __,  1998,  between  the  Borrower  and  the  Lender.
"Eighth  Amendment  Documents":  the  Eighth Amendment and any other agreements,
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instruments  and  documents  executed  or delivered pursuant to or in connection
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with  the  Eighth  Amendment  and  the  transactions  contemplated  thereby.
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"Eighth  Amendment  Effective  Date":  the  date  on which all of the conditions
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precedent  to  the effectiveness of the Eighth Amendment set forth in Article IV
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of  the  Eighth  Amendment  are  first  satisfied  or  waived.
"Orderly  Liquidation  Value":  as to any Aircraft, Airframe, Aircraft Engine or
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Aircraft  Part, or group of any of the foregoing, as determined by the Lender or
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the  Appraiser,  the value of such Aircraft, Airframe, Aircraft Engine, Aircraft
Part or group based on the assumption that it is sold in a one-year, orderly marketing period.
     2.     Clause  I  of the definition of "Revolver Borrowing Base" in Section
1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     "I. the sum of (a) 85% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the total outstanding balance, after subtracting any Collateral Reserves, of then Eligible Accounts and Eligible Lease Payment Receivables, (b) 100% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the aggregate amount  of  all  maintenance  reserves  held in a restricted account pursuant to
Section 3.5(f), and (c) the least of (i) 100% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the total cost, after subtracting any Collateral Reserves, of then Eligible Inventory plus $500,000.00, (ii) 50% (or such other percentage as the Lender shall determine in its sole and absolute discretion) of the Orderly Liquidation Value, after subtracting any Collateral Reserves, of such Eligible Inventory and (iii) $11,500,000.00;"
     3. The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
     ""Credit  Documents":  this  Agreement,  the  First  Amendment,  the Second
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Amendment,  the  Third Amendment, the Fourth Amendment, the Fifth Amendment, the
Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Letter of Credit Documents, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."
                                   ARTICLE IV
                           Conditions to Effectiveness
     This Eighth Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "Eighth Amendment
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Effective  Date")  on  which  all  of the following conditions have been (or are
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concurrently  being)  satisfied:
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     1.     This Eighth Amendment shall have been executed and delivered by each party  hereto.
     2. All payments required under Article V, Section 1 of this Eighth Amendment shall have been paid to the Lender by the Borrower.
3. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the revision in the Revolver Borrowing Base and the execution, delivery and performance of this Eighth Amendment, certified by the Secretary or an Assistant Secretary of the Borrower as of the Eighth Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.
4. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Eighth Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing this Eighth Amendment and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
5. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Eighth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
6.     No  Default  or  Event  of Default shall have occurred and be continuing.
7. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Eighth Amendment, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
8. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is to be a party.
                                    ARTICLE V
                                  Miscellaneous
     1.     Amendment  Fee.  In  connection  with  this  Eighth  Amendment,  the
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Borrower  shall  pay  to  the  Lender  an  amendment  fee  of  $10,000.00.
2.     Payment  of Expenses.  Without limiting its obligations under Section 9.5
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of  the  Existing  Agreement  and  Section  1  of  this  Article  of this Eighth
Amendment, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Eighth Amendment and the other Eighth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender, and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.
3.     No Other Amendments; Confirmation.  Except as expressly amended, modified
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and  supplemented  hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.
4.     Acknowledgment.  The  Borrower  hereby  consents  to  the  execution  and
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delivery  of  this  Eighth  Amendment  and  each  of  the other Eighth Amendment
Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.
5.     Governing  Law;  Counterparts.  (a)  This  Amendment  and  the rights and
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obligations  of  the  parties  hereto  shall  be  governed by, and construed and interpreted  in  accordance  with,  the  laws  of  the  State  of  New  York.
(b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                            [SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL  AIRLINE  SUPPORT  GROUP,  INC.


By  ____________________________________
     Name:
     Title:

BNY  FINANCIAL  CORPORATION


By  ____________________________________
     Name:
     Title: